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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

Board of Directors and Shareholders of
Environmental Power Corporation

We consent to the incorporation by reference in Registration Statement No. 33-70078 of Environmental Power Corporation on Form S-8 of our report dated March 19, 1997 appearing in the Annual Report on Form 10-K of Environmental Power Corporation for the year ended December 31, 1996.


/s/ Deloitte & Touche
-----------------------------
DELOITTE & TOUCHE LLP


New York, New York
April 10, 1997